UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2012

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN		55402
(Address of Principal Executive Offices)		(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bradley A. Cleveland was elected to join the board of directors of SPS Commerce, Inc. (the “Company”) effective as of November 19, 2012, filling the seat previously held by Daniel R. Fishback who resigned effective May 30, 2012. Mr. Cleveland has served as President and Chief Executive Officer of Proto Labs, Inc., an online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production, since November 2001. Prior to November 2001, Mr. Cleveland served in a variety of management and engineering positions at MTS Systems Corporation.

For his service on the board, Mr. Cleveland will be compensated in accordance with the Company’s non-employee director compensation policy, which provides that he will receive an initial stock option grant to purchase $111,000 of shares of our common stock in connection with his appointment to the board calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. This initial grant will be made after the close of market on the second business day following the release of our financial results for the year ended December 31, 2012 and will vest in equal monthly installments over three years from the date of his appointment to the board for so long as Mr. Cleveland remains a member of the board. Our non-employee director compensation policy also provides that Mr. Cleveland will receive an annual stock option grant to purchase up to $29,088 of shares of the Company’s common stock computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation and an annual restricted stock grant of $29,088 of restricted stock on the date of each annual meeting of stockholders at which he is elected to the board or continues to serve as a director. These awards will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided he remains a member of the board as of the vesting date. Mr. Cleveland will also receive an annual cash retainer of $25,000 for his service on the board.

A copy of the press release announcing Mr. Cleveland’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

On November 19, 2012, Michael Gray, Executive Vice President of Operations, resigned as an officer of our company and we modified the responsibilities of the position of David Novak, Executive Vice President of Business Development such that this position no longer meets the definition of executive officer. In consideration for providing a release, Mr. Gray will receive severance in the amount of six months of his annualized base salary, a supplemental severance payment of $50,000 and vesting of 3,337 of his options granted in February 2009 will be accelerated. This is a summary of his separation agreement, a copy of which is filed as Exhibit 10 hereto and incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10	Separation Agreement between SPS Commerce, Inc. and Michael J. Gray dated November 19, 2012

99	Press Release dated November 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: November 23, 2012	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10*	Separation Agreement between SPS Commerce, Inc. and Michael J. Gray dated November 19, 2012	Filed Electronically

99	Press Release dated November 19, 2012	Filed Electronically

*	Management compensatory plan or arrangement.